UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 24, 2006

Date of Report (Date of earliest event reported)

iPARTY CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-25507	76-0547750
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

270 Bridge Street, Suite 301, Dedham, Massachusetts	02026
(Address of principal executive offices)	(Zip Code)

(781) 329-3952

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

On October 25, iParty Corp. announced that pursuant to its Supply Agreement with Amscan Inc., dated August 7, 2006, it had elected to convert $1,143,895.93 of extended payables originally due to Amscan as of August 8, 2006, and that it and Amscan had agreed to convert an additional $675,477.18 of iParty payables due to Amscan as of September 28, 2006 into a single subordinated promissory note (the “Amscan Note”), dated October 24, 2006, in the total principal amount of $1,819,373.11.  The note will bear interest at the rate of 11.0% per annum and will be payable in thirty-six (36) equal monthly installments of principal and interest of $59,562.48 commencing on November 1, 2006, and on the first day of each month thereafter until October 1, 2009, when the entire remaining principal balance and all accrued interest shall be due and payable.

The full text of the Amscan Note is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02            Results of Operations and Financial Condition.

On October 25, 2006, iParty Corp. issued a press release announcing its results of operations for the third fiscal quarter of 2006.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information under Item 2.02 of this Form 8-K, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, not shall it be deemed incorporated by reference in any filing under the securities Act of 1933, as amended.

Item 2.03            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 in respect of the Amscan Note, and Exhibit 10.1, are hereby incorporated by reference into this Item 2.03.

Item 9.01            Financial Statements and Exhibits.

(d) Exhibits

10.1	Subordinated Promissory Note of iParty Corp., dated October 24, 2006.
99.1	Press release of iParty Corp. dated October 25, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPARTY CORP.

	By:	/s/ SAL PERISANO
Sal Perisano
Chairman of the Board and
Chief Executive Officer
Dated: October 25, 2006

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

10.1	Subordinated Promissory Note of iParty Corp., dated October 24, 2006.
99.1	Press release of iParty Corp. dated October 25, 2006.